As filed with the Securities and Exchange Commission on May 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US FOODS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0347906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

US FOODS HOLDING CORP. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Kristin M. Coleman, Esq.

Executive Vice President, General Counsel and Chief Compliance Officer

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Kelsh, Esq. Sidley Austin LLP One South Dearborn Chicago, IL 60603 Telephone: (312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan (the “ESPP”)	3,500,000	$33.84 (3)	$118,440,000 (3)	$14,745.78

(1)	Represents shares of common stock of US Foods Holding Corp., $0.01 par value per share (“Common Stock”), issuable under the ESPP.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the ESPP to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of Common Stock, as reported on the New York Stock Exchange on May 7, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering an additional 3,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of US Foods Holding Corp. (the “Registrant,” “we” or “our”) reserved for issuance under the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to additional securities of the same class as other securities for which an original Registration Statement (File No. 333-211759) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2016 (the “Original Registration Statement”) and is submitted in accordance with General Instruction E to Form S-8.  Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.  This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the Original Registration Statement (which documents are incorporated by reference in Section 10(a) of the prospectus) and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act are available without charge by contacting:

US Foods Holding Corp.

Attention: Investor Relations

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Kristin M. Coleman, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant, has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement.  Ms. Coleman is an employee of the Registrant and is eligible to participate in the ESPP.  Ms. Coleman beneficially owns or has rights to acquire less than one percent of the Common Stock.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Commission on May 7, 2018).
3.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q filed with the Commission on May 8, 2018).
5.1*	Opinion of Kristin M. Coleman, Esq.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Kristin M. Coleman, Esq. (included as part of Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).
99.1

US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on this 8th day of May, 2018.

US FOODS HOLDING CORP.
By	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Pietro Satriano and Kristin M. Coleman, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Pietro Satriano
Pietro Satriano	Chairman and Chief Executive Officer (Principal Executive Officer)	May 8, 2018

/s/ Dirk J. Locascio	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2018
Dirk J. Locascio

/s/ Court D. Carruthers	Director	May 8, 2018
Court D. Carruthers

/s/ Robert M. Dutkowsky	Director	May 8, 2018
Robert M. Dutkowsky

/s/ Sunil Gupta	Director	May 8, 2018
Sunil Gupta

/s/ John A. Lederer	Director	May 8, 2018
John A. Lederer

/s/ Carl Andrew Pforzheimer	Director	May 8, 2018
Carl Andrew Pforzheimer

/s/ David M. Tehle	Director	May 8, 2018
David M. Tehle

/s/ Ann E. Ziegler	Director	May 8, 2018
Ann E. Ziegler

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